UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

Worldwide Energy and Manufacturing USA, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	77-0423745 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 794-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2009, the Board of Directors of Worldwide Energy and Manufacturing USA, Inc. (the “Company”) appointed Mr. Jehu Hand, 52, to its Board of Directors. Mr. Hand currently serves as outside counsel to the Company. Mr. Hand joined the Board as an independent director, and has also been appointed to serve on its Compensation and Governance Committees.  Mr. Hand is not a party to any transaction with the Company or any of its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hand has been engaged in the practice of corporate and securities law since May 1994 when Hand & Hand incorporated as a law corporation.  From January 1991 to December 1992, he was the Vice President, Corporate Counsel and Secretary of Biolase Technologies, Inc., which designs, manufactures and markets dental lasers and endodontics equipment.  He was also a director of Biolase from February 1992 to February 1993.  From January 1992 to October 1992, Mr. Hand was Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard.  From January 1991 to January 1992, he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation.   Mr. Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a registered principal (Series 7, 24 and 63) of Jackson, Kohle & Co., a broker-dealer and member of FINRA.

On April 15, 2009, the Company’s Board of Directors also appointed Ms. Lauren Byrne, 49, to its Board of Directors. Ms. Byrne joined the Board as an independent director, and has also been appointed to serve on its Compensation Committee.  There are no arrangements between Ms. Byrne and any other person pursuant to which Ms. Byrne was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Ms. Byrne has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Byrne has been President of Lincoln & Creed, Inc., a staffing and recruiting agency for the civil engineering industry, since March 2009.  Prior to that, from June 2005 to March 2009, Ms. Byrne served as Vice President of The JRP Group, a franchise of MRI Network, Inc.  She was responsible for the hiring, training and development of executive search consultants, as well as for providing consulting services and executive search services for her own clientele of engineering firms. Prior to that, from June 2002 to June 2005, she was a senior business development consultant with MRI Network, Inc., a publicly held staffing and recruiting agency.  She was involved in business planning, strategic goal setting, hiring, and the training and development of employees in high level sales positions.  From May 2000 to June 2002, Ms. Byrne was the senior account manager for MR Tucson Foothills, a privately held staffing and recruiting agency.  At MR Tucson Foothills, she supported the technical recruiting needs of clients in the semiconductor, wireless, nanotechnology and optical networking industries.  From January 1996 to May 2000 she was employed by Dun & Bradstreet, where she was responsible for the training and development of 40 associates.

On April 15, 2009, the Company’s Board of Directors also appointed Mr. Jared Leishman, 36, to its Board of Directors. Mr. Leishman joined the Board as an independent director, and has also been appointed to serve on its Audit and Governance Committees.  There are no arrangements between Mr. Leishman and any other person pursuant to which Mr. Leishman was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Leishman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Since December 2005, Mr. Leishman has been the Controller for Cornerstone Research & Development, a Utah-based contract manufacturing company.  At Cornerstone, he oversees the firm's financial reporting, payroll and inventory control departments.  From February 2003 to December 2005, Mr. Leishman was a senior auditor with Deloitte & Touche, LLP, where he worked on both public and private companies.  Prior to that, from June 1998 to February 2005, he was a licensed broker for Fidelity Investments in Salt Lake City. He co-managed 400 high net worth clients. He is a licensed CPA in the state of Utah and obtained a Master of Business Administration from Westminster College.

On April 15, 2009, the Company’s Board of Directors also appointed Mr. Ed Johnson, 39, to its Board of Directors. Mr. Johnson joined the Board as an independent director, and has also been appointed to serve on its Audit and Governance Committees.  There are no arrangements between Mr. Johnson and any other person pursuant to which Mr. Johnson was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Johnson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Johnson’s experience in finance has been gained through private asset management, raising capital, transaction management, portfolio company management, and as a manager and co-owner in the investment and real estate businesses. Since August 2001, Mr. Johnson has co-managed Healthcare Partners Group, a private equity fund. Healthcare Partners Group is focused primarily on outpatient surgery centers, and manages operating assets in 16 states.  In October 2008, he established SG Medical Investments to make direct investments into ambulatory surgery centers, and in December 2007, he established Valley Healthcare Partners. From January 1997 through May 2006, he managed The Old Post Office, LC, a commercial office space real estate company.  From June 2002 until April 2004, he served as an adjunct professor in the graduate program at the Gore School of Business at Westminster College in Salt Lake City.  After graduating with a Master of Business Administration from Brigham Young University in April 2000, he began work as a research analyst for Cornerstone Capital Group, a venture capital firm near Salt Lake City. He worked there until he and another member of the firm left in August 2001 to create Healthcare Partners Group. From August 1999 through April 2000, Mr. Johnson acted as Executive Director of the Utah Angels, a coalition of angel investors.

On April 15, 2009, the Company’s Board of Directors also appointed Mr. Michael Kendall, 36, to its Board of Directors. Mr. Kendall joined the Board as an independent director, and has also been appointed to serve on its Audit and Governance Committees.  There are no arrangements between Mr. Kendall and any other person pursuant to which Mr. Kendall was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Kendall has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Kendall has been an international accounting manager for Monavie, a private manufacturing and marketing company based in Utah, since May of 2008. At Monavie he oversees financial reporting and statutory compliance for several of Monavie’s international subsidiaries located in the Asia-Pacific region, and he was also directly involved in opening Monavie's subsidiary operations. Mr. Kendall was employed from January 2004 until April of 2008 in the audit department of Deloitte & Touche, LLP, where he worked on both public and private companies and was involved in multiple Sarbanes Oxley 404 readiness implementations. Mr. Kendall is a practicing CPA in the state of Utah. He obtained a Master of Accountancy from the University of Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Energy and Manufacturing USA, Inc.

Date:  April 27, 2009

/s/ Jimmy Wang

Jimmy Wang, Chief Executive Officer